UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

Ubiquity Broadcasting Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 489-7600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2014, Ubiquity Broadcasting Corporation (“Ubiquity” or the “Company”) entered into a term sheet (the “Term Sheet”), proposing an asset purchase transaction (the “Proposed Transaction”) with Stray Angel Films, a privately-held Nevada corporation (“Stray Angel”). Stray Angel is a digital motion picture rental, production, and production services company founded in 2003.

Pursuant to the Term Sheet, Ubiquity will purchase all the assets of Stray Angel, including but not limited to all accounts receivable, tangible and intangible property (including production facilities and equipment, office equipment and supplies, intellectual property, and all other property used in connection with the Stray Angel business), books and records, licenses and permits, inventory, and goodwill associated with Stray Angel’s business, for an aggregate value of $3,000,000 to be paid in the Company’s restricted common stock, with the price per share to be determined by the average per share price on February 4, 2014.

Following the closing of the Proposed Transaction, the Stray Angel business would be integrated as a new division of the Company, with all applicable contracts and asset transferred to the new division. In addition, key management personnel of Stray Angel (“Key Personnel”), including but not limited to Mr. Suren M. Seron, Mr. Howard Asher, Mr. Josh Burrows and Mr. Billy Civitella shall enter into employment or consulting agreements with the Company.

The foregoing Term Sheet is not binding on Ubiquity or Stray Angel, except for the obligation connected to the exclusivity period during which Stray Angel agrees that it shall not approach or enter into discussions or negotiations with any third party with regard to the sale of Stray Angel’ assets or any transaction similar to the Proposed Transaction for a period of 90 days after February 4, 2014, unless it receives a waiver from Ubiquity.

The foregoing Proposed Transaction is subject to legal and confirmatory due diligence, approval by Ubiquity’s board of directors, approval by Stray Angel’s board of directors and a majority of its shareholders in accordance with the Nevada Revised Statutes Chapter 78, and the execution of definitive agreements mutually satisfactory to Ubiquity and Stray Angel.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Term Sheet between Ubiquity and Stray Angel, dated February 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ubiquity Broadcasting Corporation

Date: February 12, 2014	By:	/s/ Christopher Carmichael
Christopher Carmichael Chief Executive Officer and President